Exhibit 5.1

PILLSBURY WINTHROP SHAW PITTMAN LLP

1200 Seventeenth Street NW

Washington, DC 20036

March 8, 2024

Federal Realty Investment Trust

909 Rose Avenue, Suite 200

North Bethesda, Maryland 20852

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We are acting as counsel for Federal Realty Investment Trust, a Maryland real estate investment trust (the “Company”), and Federal Realty OP LP, a Delaware limited partnership (the “Partnership”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) relating to the registration under the Securities Act of 1933 (the “Act”) of an indeterminate initial offering amount of (i) the following securities of the Company: (a) common shares of beneficial interest, par value $0.01 per share (“Common Shares”), (b) preferred shares of beneficial interest, par value $0.01 per share (“Preferred Shares”), in one or more series, (c) depositary shares evidenced by depositary receipts (“Depositary Receipts”), each representing fractional interests in Preferred Shares (“Depositary Shares”), (d) warrants to purchase Common Shares or Preferred Shares (“Warrants”), (e) share purchase contracts to purchase Common Shares or Preferred Shares (“Share Purchase Contracts”), (f) guarantees of Debt Securities issued by the Partnership (“Guarantees”), and (g) units consisting of two or more of the securities described above (“Units”); and (ii) senior or subordinated debt securities of the Partnership (“Debt Securities”). The Common Shares, Preferred Shares, Depositary Shares, Warrants, Share Purchase Contracts, Guarantees, Units and Debt Securities are collectively referred to herein as the “Securities.”

The Debt Securities will be issued pursuant to one or more indentures, including the Senior Indenture dated as of September 1, 1998 between the Partnership and U.S. Bank Trust Company, National Association (successor to U.S. Bank National Association (successor to Wachovia Bank National Association (formerly First Union National Bank))), as Trustee (the “Senior Debt Indenture”), filed as Exhibit 4.9 to the Registration Statement, and any additional indentures entered into from time to time (the “Indentures”). The Preferred Shares may be offered in any class or series and to the extent required will be offered and sold pursuant to articles supplementary and/or amendments to the Declaration of Trust of the Company as in effect from time to time (the “Declaration of Trust”), which are to be filed with the Maryland State Department of Assessments and Taxation (“SDAT”). Any Depositary Shares will be issued under one or more deposit agreements (each, a “Deposit Agreement”), each between the Company and a financial institution identified therein as the depositary (each, a “Depositary”). Any Warrants will be issued under one or more warrant agreements (each, a “Warrant Agreement”), each between the Company and a financial institution identified therein as a warrant agent (each, a “Warrant Agent”). Any Share Purchase Contracts will be issued under one or more share purchase contract agreements (each, a “Share Purchase Contract Agreement”), each between the Company and a financial institution identified therein as a share purchase contract agent (each, a “Share Purchase Contract Agent”). Any Units will be issued under one or more unit agreements (each, a “Unit Agreement”), each between the Company and a financial institution identified therein as a unit agent (each, a “Unit Agent”).

We have reviewed and are familiar with such corporate proceedings and other matters as we have deemed necessary for this opinion. In rendering this opinion, we have assumed that the Senior Debt Indenture has been and the Indentures, other than the Senior Debt Indenture, will be duly authorized, executed and delivered by the respective Trustee, where applicable, the Securities will be properly authenticated by the manual signature of an authorized representative of the applicable Trustee, Warrant Agent, Depositary, Share Purchase Contract Agent, Unit Agent or transfer agent, and the signatures on all documents examined by us are genuine, which assumptions we have not independently verified.

On the basis of the assumptions and subject to the qualifications and limitations set forth herein, we are of the opinion that:

1. With respect to the Common Shares, when the Board of Trustees of the Company or a duly authorized committee of such Board of Trustees (such Board of Trustees or committee being referred to herein as the “Board”) has taken all necessary corporate action to approve the issuance and establish the terms of the offering of Common Shares and related matters and when such Common Shares have been issued and sold by the Company in the manner contemplated by the Registration Statement and in accordance with such Board action, such Common Shares (including any Common Shares duly issued upon conversion, exchange or exercise of any other Security in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange or exercise as approved by the Board) will be duly authorized, validly issued, fully paid and nonassessable.

2. With respect to the Preferred Shares, when the Board has taken all necessary corporate action to approve the issuance and establish the terms of any particular series of Preferred Shares, the offering thereof and related matters, including the filing of articles supplementary with the SDAT conforming to the law of the State of Maryland regarding the Preferred Shares, and when such series of Preferred Shares have been issued and sold by the Company in the manner contemplated by the Registration Statement and in accordance with such Board action, such series of Preferred Shares (including any Preferred Shares duly issued upon conversion, exchange or exercise of any other Security in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange or exercise as approved by the Board) will be duly authorized, legally issued, fully paid and nonassessable.

3. With respect to the Depositary Shares, when (a) the Board has taken all necessary corporate action to approve the issuance and establish the terms of the series of Preferred Shares to be issued in connection therewith, the offering of such Depositary Shares in such series of Preferred Shares, and related matters, including the filing of articles supplementary with SDAT conforming to the law of the State of Maryland regarding the Preferred Shares, (b) a Deposit Agreement has been duly authorized, executed and delivered by the Company and a Depositary, which Deposit Agreement establishes the terms of the Depositary Shares and their issuance and sale, (c) such series of Preferred Shares have been deposited with such Depositary in accordance with the applicable Deposit Agreement, (d) such series of Preferred Shares have been issued and sold in the manner contemplated by the Registration Statement and in accordance with such Board action, and (e) Depositary Receipts evidencing Depositary Shares are duly issued against the deposit of such series of Preferred Shares in accordance with the Deposit Agreement, such Depositary Shares will be duly authorized, validly issued, fully paid and nonassessable and such Depositary Receipts will be duly authorized and validly issued and entitle the holders thereof to the rights specified in the Deposit Agreement.

4. With respect to any Debt Securities to be issued under the Indentures, other than the Senior Debt Indenture, when (a) any such Indenture has been duly qualified under the Trust Indenture Act of 1939, (b) the Board and the general partner of the Partnership have taken all necessary corporate or other action to approve the issuance and establish the terms of such Debt Securities, the terms of the offering and related matters, (c) such Debt Securities have been duly executed and authenticated in accordance with the terms of the applicable Indenture, and (d) such Debt Securities have been issued and sold in the manner contemplated by the Registration Statement and in accordance with the applicable Indenture, such Debt Securities (including any Debt Securities duly issued upon conversion, exchange or exercise of any other Security in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange or exercise as approved by the Board and the general partner of the Partnership) will constitute the valid and legally binding obligations of the Partnership, enforceable against the Partnership in accordance with their terms.

5. With respect to the Warrants, when (a) one or more Warrant Agreements incorporating the terms and other provisions thereof has been duly executed and delivered by the Company and a Warrant Agent, (b) the Board has taken all necessary corporate action to approve the issuance and establish the terms of the Warrants, the terms of the offering of such Warrants, and related matters, (c) the Warrant certificates have been duly executed and authenticated or countersigned in accordance with the terms of the appropriate Warrant Agreement, and (d) the Warrants have been issued and sold in the manner contemplated by the Registration Statement and in accordance with the applicable Warrant Agreement, the Warrants will constitute the valid and legally binding obligations of the

Company, enforceable against the Company in accordance with their terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws affecting or relating to the rights of creditors generally, by general principles of equity (regardless of whether considered in a proceeding in equity or at law), and by requirements of reasonableness, good faith and fair dealing.

6. With respect to any of the Share Purchase Contracts, when (a) one or more Share Purchase Contract Agreements have been duly executed and delivered by the Company and a Share Purchase Contract Agent, (b) the Board has taken all necessary corporate action to approve the issuance and establish the terms of such Share Purchase Contracts, the terms of the offering of such Share Purchase Contracts, and related matters, (c) such Share Purchase Contracts have been duly executed and authenticated in accordance with the terms of such Share Purchase Contract Agreement, and (d) such Share Purchase Contracts have been issued and sold in the manner contemplated by the Registration Statement and in accordance with such Share Purchase Contract Agreement, such Share Purchase Contracts will constitute the valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

7. With respect to any of the Guarantees, when (a) one or more agreements incorporating the terms and other provisions thereof has been duly executed and delivered by the Company and a Guarantee trustee (a “Guarantee Agreement”), (b) the Board has taken all necessary corporate action to approve the issuance and establish the terms of such Guarantees, the terms of the offering of such Guarantees, and related matters, (c) such Guarantees have been duly executed and authenticated in accordance with the terms of such Guarantee Agreement, and (d) such Guarantees have been issued and sold in the manner contemplated by the Registration Statement and in accordance with such Guarantee Agreement, such Guarantees will constitute the valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

8. With respect to any of the Units, when (a) one or more Unit Agreements has been duly executed and delivered by the Company and a Unit Agent, (b) the Board has taken all necessary corporate action to approve the issuance and establish the terms of such Units, the terms of the offering of such Units, and related matters, (c) such Units have been duly executed and authenticated in accordance with the terms of the appropriate Unit Agreement, and (d) such Units have been issued and sold in the manner contemplated by the Registration Statement and in accordance with such Unit Agreement, such Units will constitute the valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

9. With respect to the Debt Securities to be issued under the Senior Debt Indenture, when (a) the Senior Debt Indenture has been duly qualified under the Trust Indenture Act of 1939, (b) the Board and the general partner of the Partnership have taken all necessary corporate or other action to approve the issuance and establish the terms of such Debt Securities, the terms of the offering and related matters, (c) such Debt Securities have been duly executed and authenticated in accordance with the terms of the Senior Debt Indenture, and (d) such Debt Securities have been issued and sold in the manner contemplated by the Registration Statement and in accordance with the Senior Debt Indenture, such Debt Securities (including any Debt Securities duly issued upon conversion, exchange or exercise of any other Security in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange or exercise as approved by the Board and the general partner of the Partnership) will constitute the valid and legally binding obligations of the Partnership, enforceable against the Partnership in accordance with their terms.

Our opinions set forth above are subject to and limited by the effect of (a) applicable bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, receivership, conservatorship, arrangement, moratorium and other laws affecting or relating to the rights of creditors generally, (b) general equitable principles (whether considered in a proceeding in equity or at law) and (c) requirements of reasonableness, good faith, fair dealing and materiality and the discretion o the court before which any matter may be brought.

In connection with the opinions expressed above, we have assumed that, (a) at or prior to the time of the delivery of any of the Securities, the Registration Statement, and any amendments thereto (including post-effective amendments) will be effective under the Act, a Prospectus Supplement to the Prospectus forming a part of the Registration Statement applicable to the offer and sale of such Securities will have been prepared and filed with the Securities and Exchange Commission (the “Commission”) describing the Securities offered thereby, (b) at or prior to the time of the issuance of any of the Securities, the Board and/or general partner of the Partnership, as applicable, shall not have rescinded or otherwise modified the authorization of such Securities, (c) in the case of the issuance of Common Shares or Preferred Shares, the Company will have a sufficient number of authorized but unissued shares thereof under the Declaration of Trust at the time of such issuance, and (d) neither the establishment of any terms of any of the Securities after the date hereof nor the issuance and delivery of, or the performance of the Company’s or the Partnership’s obligations under, such Securities will (i) require any authorization, consent, approval or license of or exemption from, or registration or filing with, or report or notice to, any governmental unit, agency, commission, department or other authority (a “Governmental Approval”) or (ii) violate or conflict with, result in a breach of, or constitute a default under, (A) any agreement or instrument to which the Company, the Partnership or any of their respective affiliates is a party or by which the Company, the Partnership or any of their respective affiliates or any of their respective properties may be bound, (B) any Governmental Approval that may be applicable to the Company, the Partnership or any of their respective affiliates or any of their respective properties, (C) any order, decision, judgment or decree that may be applicable to the Company, the Partnership or any of their respective affiliates or any of their respective properties or (D) any applicable law (other than the Maryland General Corporation Law, the Maryland REIT Law, the Delaware Revised Uniform Limited Partnership Act and the law of the State of New York, in each case as in effect on the date hereof).

The opinions set forth in this letter are limited to matters governed by the Maryland General Corporation Law, the Maryland REIT Law, the Delaware Revised Uniform Limited Partnership Act and the law of the State of New York, in each case as in effect on the date hereof.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Registration Statement and in the Prospectus forming a part thereof and any supplement thereto. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ PILLSBURY WINTHROP SHAW PITTMAN LLP